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                                                                 Exhibit (b)(14)

SALOMON BROTHERS
REALTY CORP.
388 Greenwich Street
New York, New York 10013

212-816-8179


                                                                 October 3, 2000


North Valley Tech LLC
c/o First Union Real Estate Investments
551 Fifth Avenue, Suite 1416
New York, New York 10176-1499
Attention:    Mr. David Schonberger

         Re: Loan Agreement, dated as of July 27, 1999 (the "Loan Agreement"), by and among North Valley Tech, as borrower, Salomon Brothers Realty Corp., as agent and initial lender ("Agent") and LaSalle Bank National Association, as collateral agent ("Collateral Agent")
                  --------------------------------------------------------------

Dear David:

         Reference is made to the Loan Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement.

         Set forth below are the terms on which the Agent would restructure the
Loan:

Loan Amount:             $22,500,000 (additional advance equal to $6,500,000).

Additional
Advance Fee:             1% on the additional advance amount (i.e. $65,000).

Interest Rate:           One month LIBOR plus 3.25%.

Guarantor:               Radiant Ventures I L.L.C.

Cost Certification:      Guarantor shall certify, as a condition to funding of
                         the additional advance, that the allocated cost for the acquisition of the Mortgaged Property is not less than $30,000,000.

Expense Deposit:         $25,000, to be applied to the Agent's out-of-pocket
                         costs and expenses of implementing the restructure described in this letter.

Third Party Reports:     Borrower will provide to Agent the one time right to
                         require that Borrower deliver at its expense upon request of the Agent updated third party reports
                         (i.e. Appraisal, Engineering Report and Environmental
                         Report) with respect to the Mortgaged Property.

Prepaid Rent:            Prepaid Rent and additional collateral from Inflow
                         is to be held in a manner  satisfactory  to Agent.

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North Valley Tech LLC
October 3, 2000
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          The  restructure  is also  subject  to the terms of that  certain letter dated September 27, 2000 from Agent to North Valley Tech LLC.

          If you are in agreement with the foregoing, please execute this letter in the space provided below and return it to the undersigned.


                                        Very truly yours,

                                        SALOMON BROTHERS REALTY CORP.,
                                        a New York corporation



                                        By: /s/ A. George Newman
                                           -------------------------------
                                           Name:  A. George Newman
                                           Title: Authorized Agent

Accepted and Agreed:

NORTH VALLEY TECH LLC,
a Delaware limited liability company

By:  NVT Corp., a Delaware corporation, its manager




By: /s/ David Schonberger
  -------------------------------------------------
  Name:   David Schonberger
  Title:  Vice President


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